Exhibit 99.1

Jasper Therapeutics Reports Fiscal 2022 Financial Results and Provides a Business Update

●	Announced Expansion of Briquilimab (formerly known as JSP191) Development Strategy to Include Chronic Spontaneous Urticaria

●	Presentation of Key Briquilimab Clinical Data, Including Initial Results in Stem Cell Transplant for Sickle Cell Disease and One Year Follow-Up for Acute Myeloid Leukemia Transplant Patients

●	Raised $101.4 Million Net Proceeds in January 2023

REDWOOD CITY, Calif., March 08, 2023 – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a biotechnology company focused on development of briquilimab, a novel antibody therapy targeting c-Kit (CD117) to address diseases such as chronic spontaneous urticaria, lower to intermediate risk myelodysplastic syndromes (MDS) as well as novel stem cell transplant conditioning regimes, today announced results for the fiscal year ended December 31, 2022, and provided a business update.

“The fourth quarter of 2022 and recent weeks have been a transformational period for Jasper, during which we announced expansion of briquilimab development to include chronic spontaneous urticaria and secured substantial additional capital to execute on our development plan across the briquilimab franchise,” said Ronald Martell, President and Chief Executive Officer of Jasper. “By focusing on well-characterized opportunities in chronic mast cell diseases and stem cell transplant for rare diseases, we have established clear, and potentially fast, pathways to market. With the substantial resources we obtained through our public offering in January 2023, we are positioned to move rapidly into a clinical trial in chronic severe urticaria and to initiate our chronic lower-risk MDS study, while continuing recruitment in the SCID, Fanconi Anemia and sickle cell disease transplant studies.”

“Throughout 2022 and early 2023, a growing body of clinical and scientific data was presented at major medical meetings, consistently validating the potential of briquilimab across five transplant indications: SCID, acute myeloid leukemia, MDS, Fanconi Anemia and sickle cell disease,” continued Mr. Martell. “Together with data recently presented at the Transplantation & Cellular Therapy Meetings of ASTCT and CIBMTR, we have established mechanistic and clinical proof-of-concept rationale for briquilimab’s mechanism of targeting c-Kit, adding to our confidence in briquilimab and its potential to address a variety of patient populations by targeting c-Kit expressed on stem cells and mast cells. We look forward to carrying out our priority development programs for briquilimab as a c-Kit targeting therapeutic in chronic diseases and as a novel conditioning agent for stem cell transplant.”

Highlights for Fiscal 2022 and Recent Weeks

●	Announced expansion of briquilimab clinical development to include chronic spontaneous urticaria

●	Raised $101.4 million in estimated net proceeds in January 2023

●	Announced initial positive clinical data from a Phase I/II trial of briquilimab as a conditioning treatment in sickle cell disease

●	Announced positive follow-up clinical data from investigator-sponsored study of briquilimab conditioning in Fanconi Anemia patients

●	Appointed industry veteran Vishal Kapoor to Jasper’s board of directors

●	Presented data supporting ongoing development of briquilimab as transplant conditioning in AML or MDS patients at the 2023 Tandem Meetings: Transplantation & Cellular Therapy Meetings of the ASTCT and CIBMTR

o	12 out of 12 AML patients achieved donor cell engraftment after conditioning with briquilimab in combination with fludarabine and low dose irradiation, with 8 of 12 patients free from morphological relapse at one year

o	A subanalysis showed 6 of 12 patients receiving outpatient briquilimab-based conditioning and outpatient donor cell infusion required an inpatient stay through the first 100 days post-transplant, with a mean stay of 4 days among all patients.

Fiscal 2022 Financial Results

●	Cash and Cash Equivalents: Cash and cash equivalents as of December 31, 2022 were $38.3 million. With proceeds from its January 2023 public offering and sales through the at-the-market facility in January 2023, we expect cash and cash equivalents to be sufficient to fund our planned operating and capital expenditures through 2024.

●	Research and Development (R&D) Expenses: R&D expenses for the year ended December 31, 2022 were $34.6 million compared to $25.4 million for the year ended December 31, 2021. The increase was primarily due to additional costs associated with advancing our clinical trials and clinical manufacturing expenses. The increase also relates to higher research spending and employee-related costs, including stock-based compensation expenses, following hiring in 2022 to support ongoing development of our product candidates.

●	General and Administrative (G&A) Expenses: G&A expenses for the year ended December 31, 2022 were $16.6 million compared to $11.4 million for the year ended December 31, 2021. The increases were primarily related to professional services fees, insurance expenses and employee compensation-related expenses, including stock-based compensation, supporting the growth in our operations and costs associated with being a public company.

●	Net Loss: For the year ended December 31, 2022, net loss was $37.7 million compared to net loss of $30.6 million for the year ended December 31, 2021.

About Briquilimab (formerly known as JSP191)

Briquilimab is a targeted, monoclonal antibody that blocks stem cell factor from binding to the cell-surface receptor c-Kit, also known as CD117, thereby inhibiting signaling through the receptor. Jasper intends to start clinical studies of briquilimab as a primary treatment in Chronic Spontaneous Urticaria and Lower to Intermediate Risk myelodysplastic syndromes (MDS). It is also being studied as a conditioning agent for cell and gene therapies for rare diseases. To date, briquilimab has a demonstrated efficacy and safety profile in 130 dosed subjects and healthy volunteers, with clinical outcomes as a conditioning agent in severe combined immunodeficiency (SCID), acute myeloid leukemia (AML), MDS, Fanconi anemia (FA), and sickle cell disease (SCD).

About Jasper

Jasper is a clinical-stage biotechnology company developing briquilimab, a monoclonal antibody targeting c-Kit (CD117) as a therapeutic for chronic mast and stem cell diseases such as chronic urticaria and lower to intermediate risk myelodysplastic syndromes (MDS) and as a conditioning agent for stem cell transplants for rare diseases such as sickle cell disease (SCD), Fanconi anemia (FA) and severe combined immunodeficiency (SCID). To date, briquilimab has a demonstrated efficacy and safety profile in over 130 dosed subjects and healthy volunteers, with clinical outcomes as a conditioning agent in SCID, acute myeloid leukemia (AML), MDS, FA, and SCD. In addition, briquilimab is being advanced as a transformational non-genotoxic conditioning agent for gene therapy. For more information, please visit us at www.jaspertherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential to address diseases such as chronic spontaneous urticaria, lower to intermediate risk myelodysplastic syndromes as well as novel stem cell transplant conditioning regimes, its potential to address a variety of patient populations by targeting c-Kit expressed on stem cells and mast cells and its efficacy and safety profile, pathways to market, the expansion of briquilimab development, Jasper’s expectations regarding the timing of clinical trials and recruitment for clinical trials and Jasper’s expectations regarding its cash and cash equivalents and planned operating and capital expenditures. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics, including the ongoing COVID-19 pandemic; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

John Mullaly (investors)

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Jeet Mahal (investors)

Jasper Therapeutics

650-549-1403

jmahal@jaspertherapeutics.com

Lauren Barbiero (media)

Real Chemistry

646-564-2156

lbarbiero@realchemistry.com

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating expenses
Research and development(1)	$9,282	$8,657	$34,627	$25,421
General and administrative(1)	4,465	3,425	16,569	11,412
Total operating expenses	13,747	12,082	51,196	36,833
Loss from operations	(13,747)	(12,082)	(51,196)	(36,833)
Change in fair value of common stock warrant liability	150	50	7,200	500
Change in fair value of earnout liability	85	3,051	5,725	9,277
Change in fair value of derivative liability	—	—	—	(3,501)
Other income (expense), net	301	(76)	586	(80)
Total other income, net	536	3,025	13,511	6,196
Net loss and comprehensive loss	$(13,211)	$(9,057)	$(37,685)	$(30,637)
Net loss per share attributable to common stockholders, basic and diluted	$(0.36)	$(0.25)	$(1.03)	$(2.69)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	36,653,201	36,218,544	36,482,761	11,393,753

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Research and development	$447	$132	$1,423	$612
General and administrative	1,157	99	2,668	436
Total	$1,604	$231	$4,091	$1,048

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$38,250	$84,701
Other receivables	663	-
Prepaid expenses and other current assets	2,818	3,130
Total current assets	41,731	87,831
Property and equipment, net	3,568	3,686
Operating lease right-of-use assets	1,886	1,147
Restricted cash	417	345
Other non-current assets	759	645
Total assets	$48,361	$93,654

Liabilities, Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,768	$3,919
Current portion of operating lease liabilities	865	505
Accrued expenses and other current liabilities	4,432	3,596
Total current liabilities	7,065	8,020
Non-current portion of operating lease liabilities	2,786	2,380
Common stock warrant liability	150	7,350
Earnout liability	18	5,743
Other non-current liabilities	2,353	643
Total liabilities	12,372	24,136

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	4	4
Additional paid-in capital	141,120	136,964
Accumulated deficit	(105,135)	(67,450)
Total stockholders’ equity	35,989	69,518
Total liabilities, preferred stock and stockholders’ equity	$48,361	$93,654

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